Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2015 SECOND QUARTER RESULTS

SAINT LOUIS, MO — December 2, 2014 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the second quarter of fiscal year 2015 ended October 26, 2014 and other Company-related news.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2014	2013	2014	2013
Net revenues	$238.9	$231.6	$480.6	$469.6
Consolidated Adjusted EBITDA (1)	43.6	37.3	87.4	79.2

Income (loss) from continuing operations	(1.0)	6.3	(3.3)	0.7
Income from discontinued operations	—	1.7	—	2.5
Net income (loss)	(1.0)	8.0	(3.3)	3.2
Diluted income (loss) per share from continuing operations	(0.03)	0.16	(0.08)	0.02
Diluted income per share from discontinued operations	—	0.04	—	0.06
Diluted income (loss) per share	(0.03)	0.20	(0.08)	0.08
Adjusted income (loss) per share (2)	0.02	(0.21)	0.05	(0.28)

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Virginia McDowell, the Company’s president and chief executive officer, commented,

“Approximately a year ago, we undertook a comprehensive review of our business practices and implemented bold changes to the way we view and operate our business.  We saw the benefits of those efforts once again as this is the third consecutive quarter we reported a year over year increase in Adjusted EBITDA.

“Our business continued to gain momentum during the quarter as we saw a year over year increase in net revenues and Adjusted EBITDA at ten properties.  A combination of better overall macro-economic trends and our redesigned marketing and operating programs resulted in a 3% revenue increase year over year, while our more streamlined cost structure contributed to a 17% increase in Adjusted EBITDA year over year.  Our revenue flow through during the quarter was 87%, demonstrating the operating leverage in our business.

“We continue to focus on improving the profitability of our newest properties and saw positive results at Cape Girardeau where Adjusted EBITDA improved 51% year over year.  At

Nemacolin we reduced the Adjusted EBITDA loss by nearly $1 million year over year and are continuing to focus on driving profitable revenues.

“We also remain focused on improving our balance sheet and property assets.  We reduced debt by approximately $32 million since the beginning of our fiscal year, while continuing to invest in our properties to enhance the guest experience.”

Financial Highlights

Net revenues for the second quarter were up 3.1%, to $238.9 million, compared to $231.6 million in the prior year quarter, and consolidated Adjusted EBITDA increased 17.1% to $43.6 million from $37.3 million in the prior year quarter. Adjusted EBITDA margin was 18.3% compared to 16.1% in the prior year quarter.

Operating results in the most recent quarter were impacted by a $1.2 million favorable property tax settlement in Waterloo and $3.0 million in expenses related to Amendment 68 in Colorado. The previous year’s quarter benefited from a favorable judicial ruling on litigation in Greece, in which the Company reversed a $14.7 million litigation accrual, of which $7.3 million reduced operating expenses and $7.4 million reduced interest expense.

On a GAAP basis, diluted loss per share from continuing operations was ($0.03) compared to income per share from continuing operations of $0.16 in the prior year’s quarter. Adjusted income per share from continuing operations was $0.02 compared to adjusted net loss per share from continuing operations of ($0.21) in the prior year’s quarter.

Operating Results

Black Hawk — Net revenues increased $2.7 million, or 9.0%, to $32.7 million and Adjusted EBITDA increased $2.1 million to $9.0 million, at our two casinos in Black Hawk.  This quarter’s results benefited from better labor management and the rollout of Fan Club at our two properties.  Additionally, the previous year’s results were negatively impacted by flooding in Colorado.  The overall Black Hawk market increased 4.7% compared to the prior year three-month period.  Our properties increased market share from 20.9% in the prior year quarter to 22.0% in the current year quarter.

Pompano — Net revenues increased $0.3 million to $36.7 million, and Adjusted EBITDA increased 12.8%, to $6.2 million at Pompano Park.  These results were driven primarily by cost reduction initiatives.

Iowa — Net revenues were essentially flat at $46.9 million and Adjusted EBITDA increased $0.2 million to $13.3 million at our properties in Iowa.  Adjusted EBITDA margin at our property in Bettendorf increased 103 basis points despite a $0.7 million decrease in net revenues as a result of cost containment efforts.  Effective marketing programs in Waterloo drove increased rated play and increased market share during the second quarter resulting in a 3.5% increase in Adjusted EBITDA.

Lake Charles — Net revenues decreased $0.2 million to $31.1 million, and Adjusted EBITDA was essentially flat at $4.5 million. During the quarter we renovated the buffet at Lake Charles introducing our Farmer’s Pick buffet which has had great success at five of our other properties.

Mississippi — Net revenues grew $0.2 million to $23.6 million and Adjusted EBITDA grew $0.8 million at our properties in Mississippi.  In Lula, strategic marketing initiatives contributed to a net revenue increase of $0.8 million.  Coupled with cost savings efforts, Adjusted EBITDA at Lula increased $0.8 million to $2.0 million, an increase of 71.5%.  In Vicksburg, more targeted marketing and better cost management resulted in a $0.3 million increase in Adjusted EBITDA to $1.0 million despite a decline in revenues.

Missouri — Net revenues increased $2.8 million to $58.9 million, and Adjusted EBITDA increased $1.5 million to $14.3 million at our properties in Missouri. Net revenues and Adjusted EBITDA at Cape Girardeau increased $1.8 million and $0.8 million, respectively, and Adjusted EBITDA margin improved almost 400 bps.  We continue to focus on driving profitable revenue and enhancing our food and beverage operations as the property continues to mature.  Kansas City and Caruthersville saw strong increases in Adjusted EBITDA of 9.6% and 38.0%, respectively, while Boonville’s Adjusted EBITDA was almost flat.

Pennsylvania — Net revenues were $9.0 million, an increase of $1.6 million compared to the prior year quarter, which was the first full fiscal quarter of operation at our Lady Luck Casino at Nemacolin Woodlands Resort.  Adjusted EBITDA was ($0.4) million compared to ($1.3) million during the second quarter of the prior year.  We continue to refine our marketing programs and cost structure at the property.

Corporate Expenses

Corporate and development expenses were $6.7 million for the quarter, a decrease of $0.7 million compared to the prior year.

Corporate non-cash stock compensation expense was $1.1 million for the quarter compared to $1.4 million in the second quarter of fiscal 2014.

Capital Structure and Capital Expenditures

As of October 26, 2014, the Company had:

•                  $68.8 million in cash and cash equivalents, excluding $9.1 million in restricted cash and investments;

•                  $1.0 billion in total debt; and

•                  $178 million in net line of credit availability.

Second quarter capital expenditures were $9.7 million, bringing total capital expenditures to $18.7 million for the six months.  The Company expects to incur approximately $28 million to $31 million in capital expenditures for the balance of fiscal 2015.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, December 2, 2014 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Tuesday, December 2, 2014, until 11:59 pm central on Tuesday, December 16, 2014, by dialing 877-344-7529; International: 412-317-0088 and access number 10056661.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 15 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Eric Hausler, Chief Financial Officer-314.813.9205

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2014	2013	2014	2013
Revenues:
Casino	$255,445	$246,508	$510,517	$497,342
Rooms	8,474	8,713	16,786	17,628
Food, beverage, pari-mutuel and other	34,435	32,597	68,558	66,719
Gross revenues	298,354	287,818	595,861	581,689
Less promotional allowances	(59,437)	(56,197)	(115,295)	(112,055)
Net revenues	238,917	231,621	480,566	469,634
Operating expenses:
Casino	40,275	39,793	80,403	80,061
Gaming taxes	64,403	62,451	128,870	125,129
Rooms	1,849	1,872	3,752	3,773
Food, beverage, pari-mutuel and other	10,674	10,315	22,046	21,117
Marine and facilities	14,488	14,382	29,207	29,001
Marketing and administrative	59,858	59,640	120,219	118,890
Corporate and development	6,735	7,386	15,883	14,084
Litigation accrual reversal	—	(7,351)	—	(7,351)
Preopening expense	—	—	—	3,898
Depreciation and amortization	19,610	20,522	39,253	40,324
Total operating expenses	217,892	209,010	439,633	428,926
Operating income	21,025	22,611	40,933	40,708

Interest expense	(21,114)	(15,193)	(42,443)	(37,847)
Interest income	92	84	179	174
Derivative income	—	168	—	398
Income (loss) from continuing operations before income taxes	3	7,670	(1,331)	3,433
Income tax provision	(1,024)	(1,359)	(2,007)	(2,770)
Income (loss) from continuing operations	(1,021)	6,311	(3,338)	663
Income from discontinued operations, net of income taxes	—	1,726	—	2,512
Net income (loss)	$(1,021)	$8,037	$(3,338)	$3,175

Income (loss) per common share-basic:
Income (loss) from continuing operations	$(0.03)	$0.16	$(0.08)	$0.02
Income from discontinued operations, net of income taxes	—	0.04	—	0.06
Net income (loss)	$(0.03)	$0.20	$(0.08)	$0.08

Income (loss) per common share-dilutive:
Income (loss) from continuing operations	$(0.03)	$0.16	$(0.08)	$0.02
Income from discontinued operations, net of income taxes	—	0.04	—	0.06
Net income (loss)	$(0.03)	$0.20	$(0.08)	$0.08

Weighted average basic shares	39,932,856	39,686,217	39,880,379	39,634,573
Weighted average diluted shares	39,932,856	39,731,192	39,880,379	39,682,644

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	October 26,	April 27,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,794	$69,830
Marketable securities	27,052	27,289
Accounts receivable, net	11,280	12,615
Income taxes receivable	203	73
Deferred income taxes	3,898	4,106
Prepaid expenses and other assets	21,779	18,526
Total current assets	133,006	132,439
Property and equipment, net	935,930	955,604
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	54,492	54,911
Deferred financing costs, net	21,200	23,439
Restricted cash and investments	9,149	9,807
Prepaid deposits and other	4,825	4,904
Total assets	$1,267,572	$1,290,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$233	$230
Accounts payable	19,813	20,869
Accrued liabilities:
Payroll and related	37,935	34,700
Property and other taxes	24,750	20,360
Interest	16,658	16,920
Progressive jackpots and slot club awards	16,700	16,306
Other	20,773	18,478
Total current liabilities	136,862	127,863
Long-term debt, less current maturities	1,034,182	1,066,071
Deferred income taxes	37,628	35,870
Other accrued liabilities	18,420	18,495
Other long-term liabilities	22,357	22,391
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at October 26, 2014 and at April 27, 2014	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued
Additional paid-in capital	247,450	247,819
Retained earnings (deficit)	(205,251)	(201,913)
	42,620	46,327
Treasury stock, 2,033,907 shares at October 26, 2014 and 2,236,971 shares at April 27, 2014	(24,497)	(26,943)
Total stockholders’ equity	18,123	19,384
Total liabilities and stockholders’ equity	$1,267,572	$1,290,074

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2014	2013	2014	2013
Colorado
Black Hawk	$32,738	$30,023	$64,419	$62,707

Florida
Pompano	36,733	36,400	74,457	73,786

Iowa
Bettendorf	18,273	18,965	37,807	38,430
Marquette	6,950	6,911	13,437	14,023
Waterloo	21,649	21,040	42,901	41,982
Iowa Total	46,872	46,916	94,145	94,435

Louisiana
Lake Charles	31,075	31,244	63,611	64,910

Mississippi
Lula	12,335	11,523	25,010	24,102
Natchez	4,459	4,795	9,212	10,122
Vicksburg	6,803	7,035	14,245	14,814
Mississippi Total	23,597	23,353	48,467	49,038

Missouri
Boonville	19,075	18,891	38,265	37,620
Cape Girardeau	14,809	13,049	29,169	26,858
Caruthersville	7,583	7,199	15,066	14,886
Kansas City	17,395	16,936	35,224	35,007
Missouri Total	58,862	56,075	117,724	114,371

Pennsylvania
Nemacolin	9,033	7,429	17,690	10,022

Property Net Revenues before Other	238,910	231,440	480,513	469,269
Other	7	181	53	365
Net Revenues from Continuing Operations	$238,917	$231,621	$480,566	$469,634

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended October 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$3,629	$2,307	$7	$3,044	$8,987

Pompano, Florida	4,489	1,732	7	—	6,228

Bettendorf, Iowa	3,524	1,436	6	—	4,966
Marquette, Iowa	1,261	402	4	—	1,667
Waterloo, Iowa	6,593	1,289	5	(1,225)	6,662
Iowa Total	11,378	3,127	15	(1,225)	13,295

Lake Charles, Louisiana	1,705	2,745	6	—	4,456

Lula, Mississippi	673	1,276	4	—	1,953
Natchez, Mississippi	(950)	272	4	—	(674)
Vicksburg, Mississippi	140	893	4	—	1,037
Mississippi Total	(137)	2,441	12	—	2,316

Boonville, Missouri	5,658	987	2	—	6,647
Cape Girardeau, Missouri	(458)	2,812	4	—	2,358
Caruthersville, Missouri	846	629	3	—	1,478
Kansas City, Missouri	2,897	959	7	—	3,863
Missouri Total	8,943	5,387	16	—	14,346

Nemacolin, Pennsylvania	(1,744)	1,362	3		(379)
Total Operating Properties	28,263	19,101	66	1,819	49,249
Corporate and Other	(7,238)	509	1,128	—	(5,601)
Total	$21,025	$19,610	$1,194	$1,819	$43,648

	Three Months Ended October 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$4,532	$2,356	$8	$—	$6,896

Pompano, Florida	3,727	1,788	6	—	5,521

Bettendorf, Iowa	3,276	1,679	3	—	4,958
Marquette, Iowa	1,242	487	1	—	1,730
Waterloo, Iowa	5,230	1,202	4	—	6,436
Iowa Total	9,748	3,368	8	—	13,124

Lake Charles, Louisiana	1,460	3,003	4	—	4,467

Lula, Mississippi	(186)	1,322	3	—	1,139
Natchez, Mississippi	(736)	342	4	—	(390)
Vicksburg, Mississippi	(110)	891	4	—	785
Mississippi Total	(1,032)	2,555	11	—	1,534

Boonville, Missouri	5,762	911	6	—	6,679
Cape Girardeau, Missouri	(1,225)	2,788	1	—	1,564
Caruthersville, Missouri	325	742	4	—	1,071
Kansas City, Missouri	2,560	961	4	—	3,525
Missouri Total	7,422	5,402	15	—	12,839

Nemacolin, Pennsylvania	(3,013)	1,670	1		(1,342)
Total Operating Properties	22,844	20,142	53	—	43,039
Corporate and Other	(233)	380	1,446	(7,351)	(5,758)
Total	$22,611	$20,522	$1,499	$(7,351)	$37,281

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Six Months Ended October 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Other	Adjusted EBITDA
Black Hawk, Colorado	$8,139	$4,650	$15	$4,057	$16,861

Pompano, Florida	9,328	3,474	13	—	12,815

Bettendorf, Iowa	7,540	2,888	10	—	10,438
Marquette, Iowa	2,159	858	5	—	3,022
Waterloo, Iowa	11,941	2,475	9	(1,225)	13,200
Iowa Total	21,640	6,221	24	(1,225)	26,660

Lake Charles, Louisiana	4,050	5,575	10	—	9,635

Lula, Mississippi	1,599	2,563	7	—	4,169
Natchez, Mississippi	(1,541)	505	8	—	(1,028)
Vicksburg, Mississippi	230	1,785	8	—	2,023
Mississippi Total	288	4,853	23	—	5,164

Boonville, Missouri	11,436	1,975	8	—	13,419
Cape Girardeau, Missouri	(937)	5,602	5	—	4,670
Caruthersville, Missouri	1,506	1,297	7	—	2,810
Kansas City, Missouri	5,809	1,909	11	—	7,729
Missouri Total	17,814	10,783	31	—	28,628

Nemacolin, Pennsylvania	(3,517)	2,719	4	—	(794)
Total Operating Properties	57,742	38,275	120	2,832	98,969
Corporate and Other	(16,809)	978	1,957	2,259	(11,615)
Total	$40,933	$39,253	$2,077	$5,091	$87,354

	Six Months Ended October 27, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$10,616	$4,675	$19	$—	$15,310

Pompano, Florida	7,894	3,634	13	—	11,541

Bettendorf, Iowa	6,489	3,378	7	—	9,874
Marquette, Iowa	2,462	965	4	—	3,431
Waterloo, Iowa	9,858	2,422	10	—	12,290
Iowa Total	18,809	6,765	21	—	25,595

Lake Charles, Louisiana	4,194	5,880	9	—	10,083

Lula, Mississippi	176	2,648	8	—	2,832
Natchez, Mississippi	(1,335)	693	9	—	(633)
Vicksburg, Mississippi	270	1,896	9	—	2,175
Mississippi Total	(889)	5,237	26	—	4,374

Boonville, Missouri	10,987	2,063	12	—	13,062
Cape Girardeau, Missouri	(1,910)	5,575	4	—	3,669
Caruthersville, Missouri	782	1,547	10	—	2,339
Kansas City, Missouri	5,400	1,937	8	—	7,345
Missouri Total	15,259	11,122	34	—	26,415

Nemacolin, Pennsylvania	(8,024)	2,227	1	3,898	(1,898)
Total Operating Properties	47,859	39,540	123	3,898	91,420
Corporate and Other	(7,151)	784	2,505	(8,370)	(12,232)
Total	$40,708	$40,324	$2,628	$(4,472)	$79,188

Isle of Capri Casinos, Inc.

Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2014	2013	2014	2013
Income (loss) from continuing operations	$(1,021)	$6,311	$(3,338)	$663
Income tax provision	1,024	1,359	2,007	2,770
Derivative income	—	(168)	—	(398)
Interest income	(92)	(84)	(179)	(174)
Interest expense	21,114	15,193	42,443	37,847
Depreciation and amortization	19,610	20,522	39,253	40,324
Stock-based compensation	1,194	1,499	2,077	2,628
Colorado referendum costs (3)	3,044	—	4,057	—
Property tax settlements (3)	(1,225)	—	(1,225)	—
Severance expense (3)	—	—	2,259	—
Litigation accrual reversal (4)	—	(7,351)	—	(7,351)
Preopening expense	—	—	—	3,898
Gain on sale of airplane	—	—	—	(1,019)
Adjusted EBITDA (1)	$43,648	$37,281	$87,354	$79,188

Isle of Capri Casinos, Inc.

Reconciliation of GAAP Income (Loss) From Continuing Operations to Adjusted Income (Loss) and
GAAP Income (Loss) From Continuing Operations Per Share to Adjusted Income (Loss) Per Share

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 26,	October 27,	October 26,	October 27,
	2014	2013	2014	2013

GAAP income (loss) from continuing operations	$(1,021)	$6,311	$(3,338)	$663
Colorado referendum expense (3)	3,044	—	4,057	—
Property tax settlement (3)	(1,225)	—	(1,225)	—
Severance expense (3)	—	—	2,259	—
Litigation accrual reversal (4)	—	(14,730)	—	(14,730)
Preopening expense	—	—	—	3,898
Gain on sale of corporate aircraft	—	—	—	(1,019)
Adjusted income (loss) (2)	$798	$(8,419)	$1,753	$(11,188)

GAAP income (loss) from continuing operations per share	$(0.03)	$0.16	$(0.08)	$0.02
Colorado referendum expense (3)	0.08	—	0.10	—
Property tax settlement (3)	(0.03)	—	(0.03)
Severance expense (3)	—	—	0.06	—
Litigation accrual reversal (4)	—	(0.37)	—	(0.37)
Preopening expense	—	—	—	0.10
Gain on sale of corporate aircraft	—	—	—	(0.03)
Adjusted income (loss) per share (2)	$0.02	$(0.21)	$0.05	$(0.28)

(1)         Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, preopening expense, certain asset sale gains and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, certain asset sale gains and preopening expenses.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, certain asset sale gains and preopening expenses.

(3)         The Company incurred $3.0 million and $4.1 million of expense during the three months and six months ended October 26, 2014, respectively, related to the Colorado gaming expansion referendum. The Company had a favorable property tax settlement related to our Waterloo property of $1.2 million in during the three and six months ended October 26, 2014.  The Company recorded $2.3 million of severance expense during the six months ended October 26, 2014, related to restructuring at the corporate office.

(4)         Litigation accrual reversals for the three and six months ended October 27, 2013 includes a $7.3 million reduction to operating expenses and a $7.4 million reduction of interest expense.